UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2004

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, CA		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2004, Michael W. George tendered his resignation as a director of Avanir Pharmaceuticals (the "Company"), effective immediately. Mr. George resigned following his relocation to the East Coast. Mr. George was serving as a Class I director of the Company and his term was to expire at the Company's 2005 Annual Meeting of Shareholders.

On September 14, 2004, the Board of Directors elected Jonathan Silverstein as a director. Mr. Silverstein is a General Partner at OrbiMed Advisors LLC and currently serves as a director of Given Imaging, Ltd., DOV Pharmaceutical, Emphasys Medical, and Predix Pharmaceuticals, Inc. Mr. Silverstein was elected as a Class II director, with a term expiring at the Company's 2006 Annual Meeting of Shareholders. Stephen G. Austin, who was previously serving as a Class II director, has been redesignated as a Class I director.

The Company issued a press release on September 16, 2004 regarding the election of Mr. Silverstein. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit.........Description

99.1..............Press release, dated September 16, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals (Registrant)

September 16, 2004	By:	Gregory P. Hanson

Name: Gregory P. Hanson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press release, dated September 16, 2004